                               EXHIBIT (8)(c)(2)
                               -----------------

ADDENDUM NO. 2 TO PARTICIPATION AGREEMENT BETWEEN PFL LIFE INSURANCE COMPANY AND EVERGREEN VARIABLE TRUST

                     PARTICIPATION AGREEMENT ADDENDUM NO. 2


                                  SCHEDULE A
                                  ----------

                       ACCOUNTS, POLICIES AND PORTFOLIOS
                    SUBJECT TO THE PARTICIPATION AGREEMENT

This Schedule shall be effective as of the date of the last signature below, and replaces and supersedes Schedule A to the Participation Agreement dated May 1, 1998 (as amended) between Evergreen Variable Annuity Trust and PFL Life Insurance Company.


-------------------------------------- ---------------------------------------- --------------------------------------------------
  Name of Separate Account and Date              Policies Funded by                           Portfolios Applicable
  Established by Board of Directors               Separate Account                                 to Policies

-------------------------------------- ---------------------------------------- --------------------------------------------------
   PFL Retirement Builder Variable           PFL Life Insurance Company                         Evergreen VA Fund
           Annuity Account                           Policy Form                          Evergreen VA Foundation Fund
           March 29, 1996                       No. AV288-101-95-796                   Evergreen VA Growth and Income Fund
                                         (including successor forms, addenda            Evergreen VA Global Leaders Fund
                                        and endorsements - may vary by state               Evergreen VA International
                                               under marketing names:                              Growth Fund
                                         "Retirement Income Builder Variable            Evergreen VA Capital Growth Fund
                                                      Annuity"                              Evergreen VA Growth Fund
                                                  "Portfolio Select                       Evergreen VA High Income Fund
                                                 Variable Annuity"
                                           (or successor marketing names)

-------------------------------------- ---------------------------------------- --------------------------------------------------


In witness whereof, we have hereunto set our hand as of the dates indicated:


PFL Life Insurance Company                   Evergreen Variable Annuity Trust

By:      /s/ William L. Busler               By:      /s/ Michael H. Koonce
         ---------------------------------            --------------------------

Name:      William L. Busler                 Name:      Michael H. Koonce
         ---------------------------------            --------------------------

Title:     President                         Title:     Secretary
         ---------------------------------            --------------------------

Date:      March 27, 2000                    Date:      March 21, 2000
         ---------------------------------            --------------------------